CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated Novermber 20, 2000, on the October 31, 2000 financial statements of The Oak Associates Funds and to all references to our Firm included in or made part of this Post-Effective Amendment No. 8 to the Registration Statement File No. 333-42115.


                                                  /s/ Arthur Andersen LLP
Philadelphia, Pennsylvania
February 27, 2001